                                                Filed Pursuant to Rule 424(b)(3)
                                                File No. 333-16991

PROSPECTUS                       FBS CAPITAL I

[LOGO OF FBS CAPITAL I AND FIRST BANK SYSTEM, INC. APPEARS HERE]

                 OFFER TO EXCHANGE ITS 8.09% CAPITAL SECURITIES
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY AND ALL OF ITS OUTSTANDING 8.09% CAPITAL SECURITIES

               (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY
                            FIRST BANK SYSTEM, INC.

      THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
           NEW YORK CITY TIME, ON JANUARY 30, 1997, UNLESS EXTENDED.


  FBS Capital I, a trust formed under the laws of the State of Delaware (the "Trust") and First Bank System Inc., a Delaware corporation, as Depositor ("FBS" or the "Company"), hereby offer, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $300,000,000 aggregate Liquidation Amount of its 8.09% Capital Securities (the "New Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like Liquidation Amount of its outstanding 8.09% Capital Securities (the "Old Capital Securities"), of which $300,000,000 aggregate Liquidation Amount is outstanding. Pursuant to the Exchange Offer, FBS is also exchanging its guarantee of the payment of Distributions and payments on liquidation or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee of the New Capital Securities (the "New Guarantee") and all of its 8.09% Junior Subordinated Deferrable Interest Debentures (the "Old Junior Subordinated Debentures"), of which $309,279,000 aggregate principal amount is outstanding, for like aggregate principal of its 8.09% Junior Subordinated Deferrable Interest Debentures (the "New Junior Subordinated Debentures"), which New Guarantee and New Junior Subordinated Debentures also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debentures are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee and the New Junior Subordinated Debentures are collectively referred to herein as the "New Securities."

  The terms of the New Securities are identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities,
(ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon and (iii) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon.
                                                       (Continued on next page)

                               ----------------

  SEE "RISK FACTORS" COMMENCING ON PAGE 17 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.

                               ----------------

     THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK  AND
          ARE  NOT   INSURED  BY   THE  FEDERAL   DEPOSIT   INSURANCE
               CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                               ----------------

THESE  SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES  AND
 EXCHANGE  COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS  THE SECURI-
  TIES  AND EXCHANGE COMMISSION  OR ANY  STATE SECURITIES COMMISSION  PASSED
   UPON THE ACCURACY OR  ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
    THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

THE CAPITAL SECURITIES WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 CAPITAL SECURITIES). ANY TRANSFER, SALE OR OTHER DISPOSITION OF CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL SECURITIES.

                               ----------------

               The date of this Prospectus is December 31, 1996.

(Continued from previous page)

  See "Description of the New Securities" and "Description of the Old Securities." The New Capital Securities are being offered for exchange in order to satisfy certain obligations of FBS and the Trust under the Exchange and Registration Rights Agreement dated as of November 26, 1996 (the "Capital Securities Registration Rights Agreement") among FBS, the Trust and the Initial Purchasers (as defined herein). The New Junior Subordinated Debentures are being offered for exchange under the Exchange and Registration Rights Agreement dated as of November 26, 1996 among FBS, the Trust and the Initial Purchasers (the "Junior Subordinated Debentures Registration Rights Agreement") and the New Guarantee is being offered for exchange under the Exchange and Registration Rights Agreement dated as of November 26, 1996 among FBS, the Trust and the Initial Purchasers (the "Guarantee Registration Rights Agreement" together with the Capital Securities Registration Rights Agreement and the Junior Subordinated Debentures Registration Rights Agreement, the "Registration Rights Agreements"). In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement.

  The New Capital Securities and the Old Capital Securities (together, the "Capital Securities"), represent beneficial interests in the Trust. FBS is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities" and, collectively with the Capital Securities, the "Trust Securities"). Wilmington Trust Company is the Property Trustee of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures. The Junior Subordinated Debentures will mature on November 15, 2026 (the "Stated Maturity"). The Capital Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of the New Securities--Description of Capital Securities-- Subordination of Common Securities."

   As used herein, (i) the "Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, between FBS and Wilmington Trust Company as trustee (the "Debenture Trustee"), (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Trust among FBS, as Depositor, Wilmington Trust Company as Property Trustee (the "Property Trustee"), Wilmington Trust Company as Delaware Trustee (the "Delaware Trustee"), and the Administrative Agents named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"), (iii) the "Guarantee Agreement" means the Guarantee Agreement relating to the Guarantee between FBS and Wilmington Trust Company, as trustee (the "Guarantee Trustee") and (iv) the "Expense Agreement" means the Expense Agreement between FBS and the Trust. In addition, as the context may require, unless expressly stated otherwise, (i) "Capital Securities" includes the Old Capital Securities and the New Capital Securities, (ii) "Junior Subordinated Debentures" includes the Old Junior Subordinated Debentures and the New Junior Subordinated Debentures and (iii) "Guarantee" includes the Old Guarantee and the New Guarantee.

  Holders of the Capital Securities will be entitled to receive preferential cumulative cash distributions, and the holder of the Common Securities will be entitled to receive cumulative cash distributions arising from the payment of interest on the Junior Subordinated Debentures accruing from November 15, 1996, and payable semi-annually in arrears on May 15 and November 15 of each year, commencing May 15, 1997, at the annual rate of 8.09% of the Liquidation Amount of $1,000 per New Capital Security and at the annual rate of 8.09% of the Liquidation Amount of $1,000 per Common Security ("Distributions"). FBS has the right to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity. Upon the termination of any such Extension Period and the payment of all amounts then due, FBS may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Capital Securities and on the Common Securities will also be deferred and FBS will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to

FBS's capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of FBS that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate) at the rate of 8.09% per annum, compounded semi-annually, and holders of Capital Securities will be required to accrue interest income for United States federal income tax purposes. See "Description of the New Securities--Description of Junior Subordinated Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  FBS has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee--Full and Unconditional Guarantee." The Guarantee of FBS guarantees the payment of Distributions and payments on liquidation or redemption of the Capital Securities, but only in each case to the extent of funds held by the Trust, as described herein. See "Description of the New Securities--Description of Guarantee." If FBS does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will have insufficient funds to pay Distributions on the Capital Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Capital Securities may institute a legal proceeding directly against FBS to enforce payment of such Distributions to such holder. See "Description of the New Securities--Description of Junior Subordinated Debentures--Enforcement of Certain Rights By Holders of Capital Securities." The obligations of FBS under the Guarantee and the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior and Subordinated Debt (as defined in "Description of the New Securities-- Description of Junior Subordinated Debentures--Subordination").

  The Trust Securities are subject to mandatory redemption, in whole but not in part, (i) at the Stated Maturity upon repayment of the Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued interest on, the Junior Subordinated Debentures (the "Maturity Redemption Price"), (ii) at any time, contemporaneously with the prepayment of the Junior Subordinated Debentures upon the occurrence and continuation of a Tax Event (as defined herein) at a redemption price equal to the Tax Event Prepayment Price (as defined below) (the "Tax Event Redemption Price") and
(iii) on or after November 15, 2006 contemporaneously with the optional prepayment by FBS of the Junior Subordinated Debentures at a redemption price equal to the Optional Prepayment Price (as defined below) (the "Optional Redemption Price"). Any of the Maturity Redemption Price, the Tax Event Redemption Price and the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of the New Securities--Description of Capital Securities--Redemption." Subject to FBS having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to do so if then required under applicable capital guidelines or policies of the Federal Reserve, the Junior Subordinated Debentures are prepayable prior to the Stated Maturity at the option of FBS (i) on or after November 15, 2006, in whole (but not in part) at any time at a prepayment price (the "Optional Prepayment Price") equal to 104.045% of the principal amount thereof on November 15, 2006, declining ratably on each November 15 thereafter to 100% on or after November 15, 2016, plus accrued interest thereon to the date of prepayment, or (ii) at any time, in whole (but not in part), upon the occurrence and continuation of a Tax Event (as defined herein), at a prepayment price (the "Tax Event Prepayment Price") equal to the greater of (a) 100% of the principal amount thereof or (b) as determined by a Quotation Agent (as defined herein), the sum of the present values of the remaining scheduled payments of principal and the interest thereon discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) plus, in either case, accrued interest thereon to the date of prepayment. Either of the Optional Prepayment Price or the Tax Event Prepayment Price may be referred to herein as the "Prepayment Price." See "Description of the New Securities--Description of Junior Subordinated Debentures--Optional Prepayment" and "--Tax Event Prepayment."

  FBS will have the right at any time to terminate the Trust and cause a Like Amount (as defined herein) of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the

Trust, subject to FBS having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities and prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve. In the event of such termination of the Trust, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Capital Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of a Like Amount of Junior Subordinated Debentures, subject to certain exceptions. See "Description of the New Securities--Description of Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures."

THE CAPITAL SECURITIES WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000 (100 CAPITAL SECURITIES). ANY TRANSFER, SALE OR OTHER DISPOSITION OF CAPITAL SECURITIES IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH CAPITAL SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF DISTRIBUTIONS ON SUCH CAPITAL SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH CAPITAL SECURITIES.

  FBS and the Trust are making the Exchange Offer of the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither FBS nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, FBS and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of FBS or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

  Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of FBS or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, FBS and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to FBS and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, FBS and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Capital Securities Registration Rights Agreement, FBS and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of FBS or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of New Capital Securities."

  In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from FBS or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreements, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until FBS or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or FBS or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

  Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed FBS and the Trust that they each currently intend to make a market in the New Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. Neither FBS nor the Trust currently intends to apply for listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

  Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Trust Agreement (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither FBS nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities."

  THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

  Old Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on January 30, 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by FBS and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by FBS or the Trust and to the terms and provisions of the Capital Securities Registration Rights Agreement. Old Capital Securities may be tendered in whole or in part having a Liquidation Amount of not less than $100,000 (100 Capital Securities) and or any integral multiple of $1,000 Liquidation Amount (1 Capital Security) in excess thereof. FBS has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Each New Capital Security will pay cumulative Distributions from the most recent Distribution Date on the Old Capital Securities surrendered in exchange for such New Capital Securities or, if no Distributions have been paid on such Old Capital Securities, from November 15, 1996. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date on such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been paid, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such interest has been paid or duly provided for, from and after November 15, 1996. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Capital Securities as of December 31, 1996.

  Neither FBS nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds From Sale of Old Capital Securities" and "Plan of Distribution."

                               ----------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY FBS OR THE TRUST. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF FBS OR THE TRUST SINCE THE DATE HEREOF.

                               ----------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Available Information.....................................................   8
Incorporation of Certain Documents by Reference...........................   8
Summary...................................................................  10
Risk Factors..............................................................  17
Ratios of Earnings to Fixed Charges.......................................  22
Use of Proceeds from Sale of Old Capital Securities.......................  22
Capitalization............................................................  23
Dividend History..........................................................  23
FBS Capital I.............................................................  24
First Bank System, Inc....................................................  25
The Exchange Offer........................................................  26
Description of the New Securities.........................................  34
Description of the Old Securities.........................................  56
Relationship Among the Capital Securities, the Junior Subordinated
 Debentures and the Guarantee.............................................  56
Certain Federal Income Tax Consequences...................................  57
ERISA Considerations......................................................  61
Plan of Distribution......................................................  62
Validity of the New Securities............................................  63
Experts...................................................................  63

                         FOR CALIFORNIA RESIDENTS ONLY

  WITH RESPECT TO SALES OF THE SECURITIES BEING OFFERED HEREBY TO CALIFORNIA RESIDENTS, SUCH SECURITIES MAY BE SOLD ONLY TO (1) "ACCREDITED INVESTORS" WITHIN THE MEANING OF REGULATION D UNDER THE SECURITIES ACT OF 1933, (2) BANKS, SAVINGS AND LOAN ASSOCIATIONS, TRUST COMPANIES, INSURANCE COMPANIES, INVESTMENT COMPANIES REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, PENSION AND PROFIT SHARING TRUSTS, CORPORATIONS OR OTHER ENTITIES WHICH, TOGETHER WITH THE CORPORATION'S OR OTHER ENTITY'S AFFILIATES, HAVE A NET WORTH ON A CONSOLIDATED BASIS ACCORDING TO THEIR MOST RECENT REGULARLY PREPARED FINANCIAL STATEMENTS (WHICH SHALL HAVE BEEN REVIEWED, BUT NOT NECESSARILY AUDITED, BY OUTSIDE ACCOUNTANTS) OF NOT LESS THAN $14,000,000 AND SUBSIDIARIES OF THE FOREGOING, (3) ANY CORPORATION, PARTNERSHIP OR ORGANIZATION (OTHER THAN A CORPORATION, PARTNERSHIP OR ORGANIZATION FORMED FOR THE SOLE PURPOSE OF PURCHASING THE SECURITIES OFFERED HEREBY) WHO PURCHASES AT LEAST $1,000,000 AGGREGATE AMOUNT OF THE SECURITIES OFFERED HEREBY, (4) ANY NATURAL PERSON WHO
(A) HAS INCOME OF $65,000 AND A NET WORTH OF $250,000, OR (B) HAS A NET WORTH OF $500,000 (IN EACH CASE, EXCLUDING HOME, HOME FURNISHINGS AND PERSONAL AUTOMOBILES), OR (5) ANY "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED UNDER RULE 144A OF THE SECURITIES ACT.

                             AVAILABLE INFORMATION

  FBS is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov.). In addition, such reports, proxy statements and other information concerning FBS can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 on which exchange securities of FBS are listed.

  No separate financial statements of the Trust have been included herein. FBS and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures and issuing the Trust Securities. See "FBS Capital I" and "Description of the New Securities." In addition, FBS does not expect that the Trust will file reports under the Exchange Act with the Commission.

  This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by FBS and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to FBS and the New Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by FBS with the Commission are incorporated into this Prospectus by reference:

    1. FBS's Annual Report on Form 10-K for the year ended December 31, 1995;

    2. FBS's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and

    3. FBS's Current Reports on Form 8-K dated January 9, 1996, January 19, 1996 and January 29, 1996.

  Each document or report filed by FBS pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. FBS will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: First Bank System, Inc., First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302, telephone: (612) 973-1111, Attention: John R. Danielson.

                                    SUMMARY

  The following summary is qualified in its entirety by, and is subject to, the more detailed information and financial statements contained elsewhere and incorporated by reference in this Prospectus.

                                 FBS CAPITAL I

  The Trust is a statutory business trust formed under Delaware law pursuant to
(i) the Trust Agreement executed by FBS, as Depositor, Wilmington Trust Company, as Property Trustee and as Delaware Trustee, and the Administrative Agents named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on November 6, 1996. The Trust's business and affairs are conducted by the Issuer Trustees: Wilmington Trust Company, as Property Trustee and as Delaware Trustee, and three individual Administrative Agents who are employees or officers of or affiliated with FBS. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities and effecting the Exchange Offer for the New Capital Securities,
(ii) using the proceeds from the sale of the Trust Securities to acquire the Old Junior Subordinated Debentures issued by FBS, (iii) exchanging the Old Junior Subordinated Debentures for the New Subordinated Debentures in the Exchange Offer and (iv) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the New Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the New Junior Subordinated Debentures and the Expense Agreement will be the sole revenues of the Trust. All of the Common Securities will be owned by FBS.

                            FIRST BANK SYSTEM, INC.

  FBS is a regional bank holding company headquartered in Minneapolis, Minnesota. FBS is comprised of nine banks, a savings association and other financial companies with 380 offices, located primarily in the 11 states of Minnesota, Colorado, Illinois, Montana, North Dakota, South Dakota, Wisconsin, Iowa, Nebraska, Kansas and Wyoming. Through its subsidiaries, FBS provides commercial and agricultural finance, consumer banking, trust, capital markets, treasury management, investment management, data processing, leasing and brokerage services. At September 30, 1996, FBS and its consolidated subsidiaries had consolidated assets of $36.8 billion, consolidated deposits of $25.0 billion and shareholders' equity of $3.2 billion. FBS has paid a regular quarterly dividend on its Common Stock since its incorporation in 1929.

                               THE EXCHANGE OFFER

The Exchange Offer............  Up to $300,000,000 aggregate Liquidation Amount of New Capital Securities are being offered in exchange for a like aggregate Liquidation Amount of Old Capital Securities. Old Capital Securities may be tendered for exchange in whole or in part in a Liquidation Amount of $100,000 (100 Capital Securities) or any inte-gral multiple of $1,000 in excess thereof. FBS and the Trust are making the Exchange Offer in order to satisfy its obligations under the Capital Securities Registration Rights Agree-ment relating to the Old Capital Securities. For a description of the procedures for tendering Old Capital Securities, see "The Ex-change Offer--Procedures for Tendering Old Capital Securities."

Expiration Date...............  5:00 p.m., New York City time, on January 30,
                                 1997 (such time on such date being hereinafter called the "Expiration Date") unless the Ex-change Offer is extended by FBS and the Trust (in which case the term "Expiration Date" shall
                                 mean the latest date and time to which the Ex-change Offer is extended). See "The Exchange Offer--Expiration Date; Extensions; Amend-ments."
Conditions to the Exchange
 Offer........................  The Exchange Offer is subject to certain condi-
                                 tions, which may be waived by FBS and the Trust in their sole discretion. The Exchange Offer is not conditioned upon any minimum Liq-uidation Amount of Old Capital Securities be-ing tendered. See "The Exchange Offer--Condi-tions to the Exchange Offer."

                                FBS and the Trust reserve the right in their
                                 sole and absolute discretion, subject to ap-plicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to ter-minate the Exchange Offer if certain specified conditions have not been satisfied, (iii) to extend the Expiration Date of the Exchange Of-fer and retain all Old Capital Securities ten-dered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capi-tal Securities to withdraw their tendered Old Capital Securities, or (iv) to waive any con-dition or otherwise amend the terms of the Ex-change Offer in any respect. See "The Exchange Offer--Expiration Date; Extensions; Amend-ments."

Withdrawal Rights.............  Tenders of Old Capital Securities may be with-
                                 drawn at any time on or prior to the Expira-tion Date by delivering a written notice of such withdrawal to the Exchange Agent in con-formity with certain procedures set forth be-low under "The Exchange Offer--Withdrawal Rights."


Procedures for Tendering Old
 Capital Securities...........  Tendering holders of Old Capital Securities must complete and sign a Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsim-ile or hand delivery, together with any other required documents, to the Exchange Agent, ei-ther with the Old Capital Securities to be tendered or in compliance with the specified procedures for guaranteed delivery of Old Cap-ital Securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of Old Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nomi-nee are urged to contact such person promptly if they wish to tender Old Capital Securities pursuant to the Exchange Offer. See "The Ex-change Offer--Procedures for Tendering Old Capital Securities."

                                Letters of Transmittal and certificates repre-
                                 senting Old Capital Securities should not be sent to FBS or the Trust. Such documents should only be sent to the Exchange Agent. Questions regarding how to tender and requests for information should be directed to the Ex-change Agent. See "The Exchange Offer--Ex-change Agent."

Resales of New Capital
 Securities...................  FBS and the Trust are making the Exchange Offer in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third par-ties in other transactions. However, neither FBS nor the Trust has sought its own interpretive letter and there can be no assur-ance that the staff of the Division of Corpo-ration Finance of the Commission would make a similar determination with respect to the Ex-change Offer as it has in such interpretive letters to third parties. Based on these in-terpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, FBS and the Trust believe that New Capital Securities is-sued pursuant to this Exchange Offer in ex-change for Old Capital Securities may be of-fered for resale, resold and otherwise trans-ferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospec-tus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or un-derstanding with any person to participate, in a distribution (within the meaning of the Se-curities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of FBS or the Trust or who intends to participate in the Exchange Of-fer for the purpose of distributing the New Capital Securities, or any broker-dealer who purchased the Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the in-terpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive let-ters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Ex-change Offer and (c) must comply with the reg-istration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Se-curities unless such sale is made pursuant to an exemption from such requirements. In addi-tion, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securi-ties, then such broker-dealer must deliver a prospectus meeting the requirements of the Se-curities Act in connection with any resales of such New Capital Securities.

                                Each holder of Old Capital Securities who
                                 wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of FBS or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to partici-pate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not en-gaged in, and does not intend to engage in, a distribution (within the meaning of the Secu-rities Act) of such New Capital Securities. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it ac-quired the Old Capital Securities for its own account as the result of market-making activi-ties or other trading activities and must agree that it will deliver a prospectus meet-ing the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Divi-sion of Corporation Finance of the Commission in the interpretive letters referred to above, FBS and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts as a result of market-making ac-tivities or other trading activities ("Partic-ipating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a de-scription of the plan of distribution with re-spect to the resale of such New Capital Secu-rities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of New Capi-tal Securities received in exchange for Old Capital Securities where such Old Capital Se-curities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement and to the limi-tations described below under "The Exchange Offer--Resale of New Capital Securities," the Company and the Trust have agreed that this Prospectus, as it may be amended or supple-mented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date or, if earlier, when all such New Capital Securities have been disposed of by such Par-ticipating Broker-Dealer. See "Plan of Distri-bution." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospec-tus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of New Capi-tal Securities."

Exchange Agent................  The exchange agent with respect to the Exchange
                                 Offer is Wilmington Trust Company (the "Ex-change Agent"). The addresses, and telephone and facsimile numbers of the Exchange Agent are set forth in "The Exchange Offer--Exchange Agent" and in the Letter of Transmittal.

Use of Proceeds...............  Neither FBS nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. See "Use of Pro-ceeds From Sale of Old Capital Securities."

Certain Federal Income Tax
 Consequences; ERISA
 Considerations...............
                                Holders of Old Capital Securities should review
                                 the information set forth under "Certain Fed-eral Income Tax Consequences" and "ERISA Con-siderations" prior to tendering Old Capital Securities in the Exchange Offer.

                           THE NEW CAPITAL SECURITIES

Securities Offered............  Up to $300,000,000 aggregate Liquidation Amount of the Trust's 8.09% Capital Securities which have been registered under the Securities Act (Liquidation Amount $1,000 per Capital Securi-ty). The New Capital Securities will be issued and the Old Capital Securities were issued un-der the Trust Agreement. The New Capital Secu-rities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Trust Agree-ment and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "De-scription of the New Securities--Description of Capital Securities--General." The terms of the New Capital Securities are identical in all material respects to the terms of the Old Capital Securities, except that the New Capi-tal Securities have been registered under the Securities Act and therefore are not subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. See "The Exchange Offer--Purpose of the Exchange Offer," "Description of the New Securities" and "Description of the Old Securities."

Distribution Dates............  May 15 and November 15 of each year, commencing on the first such date following the original issuance of the New Capital Securities.

Extension Periods.............  Distributions on the New Capital Securities
                                 will be deferred for the duration of any Ex-tension Period elected by FBS with respect to the payment of interest in the Junior Subordi-nated

                                 Debentures. No Extension Period will exceed 10 consecutive semi-annual periods or extend be-yond the Stated Maturity. See "Description of the New Securities--Description of Junior Sub-ordinated Debentures--Option to Extend Inter-est Payment Period" and "Certain Federal In-come Tax Consequences--Interest Income and Original Issue Discount."

Ranking.......................  The New Capital Securities will rank pari passu, and payments thereon will be made pro rata, with the Common Securities except as de-scribed under "Description of the New Securi-ties--Description of Capital Securities--Sub-ordination of Common Securities." The Junior Subordinated Debentures will rank pari passu with all other junior subordinated debentures to be issued by FBS pursuant to the Indenture (as hereinafter defined) ("Other Debentures"), which will be issued and sold (if at all) to other trusts to be established by FBS (if any), in each case similar to the Trust ("Other Trusts"), and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior and Subordinated Debt (as defined herein). See "Description of the New Securities--Description of Junior Subordi-nated Debentures." The Guarantee will rank pari passu with all other guarantees (if any), to be issued by FBS with respect to capital securities (if any), to be issued by Other Trusts ("Other Guarantees") and will consti-tute an unsecured obligation of FBS and will rank subordinate and junior in right of pay-ment to the extent and in the manner set forth in the Guarantee Agreement to all Senior and Subordinated Debt. See "Description of the New Securities--Description of Guarantee."

Redemption....................  The Trust Securities are subject to mandatory redemption in whole but not in part (i) at the Stated Maturity upon repayment of the Junior Subordinated Debentures, (ii) at any time con-temporaneously with the prepayment of the Ju-nior Subordinated Debentures upon the occur-rence and continuation of a Tax Event and
                                 (iii) at any time on or after November 15, 2006 contemporaneously with the optional pre-payment by FBS of the Junior Subordinated De-bentures, in each case at the applicable Re-demption Price. See "Description of the New Securities--Description of Capital Securi-ties--Redemption."

Rating........................  The New Capital Securities are expected to be rated "BBB+" by Standard & Poor's Ratings
                                 Services and "a2" by Moody's Investors Servic-es, Inc.


Absence of Market for the New
 Capital Securities...........  The New Capital Securities will be a new issue of securities for which there currently is no market. Although Goldman, Sachs & Co., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. In-corporated, Dain Bosworth Incorporated and Piper Jaffray Inc., the initial purchasers of the Old Capital Securities (the "Initial Purchas-ers"), have informed FBS and the Trust that they each currently intend to make a market in the New Capital Securities, they are not obli-gated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. The Trust and FBS do not intend to apply for listing of the New Capital Securities on any securities exchange or for quotation through the National Associa-tion of Securities Dealers Automated Quotation System.

                                  RISK FACTORS

  Holders tendering Old Capital Securities in the Exchange Offer should carefully consider the matters set forth under "Risk Factors."





  For further information regarding the New Securities, see "Description of the New Securities."

                                 RISK FACTORS

  In addition to the other information in this Prospectus, the following factors should be considered carefully in evaluating the New Capital Securities before deciding whether to accept the Exchange Offer.

RANKING OF OBLIGATIONS UNDER THE GUARANTEE AND THE JUNIOR SUBORDINATED
DEBENTURES

  The obligations of FBS under the Guarantee issued by FBS for the benefit of the holders of Capital Securities are unsecured and rank subordinate and junior in right of payment to all Senior and Subordinated Debt. The obligations of FBS under the Junior Subordinated Debentures are subordinate and junior in right of payment to all such Senior and Subordinated Debt. At September 30, 1996, the aggregate outstanding Senior and Subordinated Debt was approximately $3.4 billion. Because FBS is a bank holding company, the right of FBS to participate in any distribution of assets of any subsidiary, including First Bank National Association, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that FBS may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of FBS's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of FBS for payments on the Junior Subordinated Debentures. See "First Bank System, Inc." None of the Indenture, the Guarantee Agreement or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior and Subordinated Debt, that may be incurred by FBS. See "Description of the New Securities--Description of Guarantee--Status of the Guarantee" and "-- Description of Junior Subordinated Debentures--Subordination."

  The ability of the Trust to pay amounts due on the Capital Securities is solely dependent upon FBS making payments on the Junior Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

  So long as no Debenture Event of Default has occurred or is continuing, FBS has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate of 8.09% per annum, compounded semi-annually, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures); from the relevant payment date for such Distributions during any such Extension Period. During any such Extension Period, FBS may not, and may not permit any subsidiary of FBS to,
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of FBS's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of FBS (including Other Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by FBS of the debt securities of any subsidiary of FBS (including Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of FBS, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of FBS's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, FBS may further extend such Extension Period provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of 8.09%, compounded semi-annually, to the extent permitted by applicable law), FBS may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that FBS may elect to begin an Extension Period. See "Description of the New Securities--Description of Capital Securities--Distributions" and "-- Description of Junior Subordinated Debentures--Option to Extend Interest Payment Period."

  Because FBS believes that the likelihood of its exercising its option to defer payments of interest is remote, the Junior Subordinated Debentures will be treated under new Treasury regulations as issued without "original issue discount" for United States federal income tax purposes. As a result, holders of Capital Securities will include interest in taxable income under their own methods of accounting (i.e., cash or accrual). Under the new regulations, however, if FBS exercises its right to defer payments of interest, the Junior Subordinated Debentures will become original issue discount instruments and holders of Capital Securities will be required to include their pro rata share of original issue discount in gross income as it accrues for United States federal income tax purposes in advance of the receipt of cash. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales or Redemption of Capital Securities."

  Should FBS elect to exercise its right to defer payments of interest in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of FBS's right to defer interest payments on the Junior Subordinated Debentures, the market price of the Capital Securities (which represent preferred beneficial interests in the Trust holding the Junior Subordinated Debentures as its sole asset) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

TAX EVENT REDEMPTION; POSSIBLE TAX LAW CHANGES AFFECTING THE CAPITAL
SECURITIES

  Upon the occurrence and continuation of a Tax Event, FBS has the right to prepay the Junior Subordinated Debentures in whole (but not in part) at the Tax Event Prepayment Price within 90 days following the occurrence of such Tax Event and therefore cause a mandatory redemption of the Trust Securities at the Tax Event Redemption Price. The exercise of such right is subject to FBS having received prior approval of the Federal Reserve to do so if then required under applicable guidelines or policies of the Federal Reserve. See "Description of the New Securities--Description of Capital Securities-- Redemption."

  A Tax Event means the receipt by FBS and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the Issue Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by FBS on the Junior Subordinated Debentures is not, or within 90 days of such opinion, will not be, deductible by FBS, in whole or in part, for United States Federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill") was introduced. The Bill would, among other things, deny interest deductions for interest on an instrument, issued by a corporation, that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. If such provision were to apply to the Junior Subordinated Debentures, FBS would be unable to deduct interest on the Junior Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the Bill, if adopted, will be no earlier than the date of appropriate Congressional action. In the recently concluded session of Congress, no such proposal was enacted. Nonetheless, there can be no assurance that future legislative proposals will not affect the ability of FBS to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit FBS upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Trust Securities at the Tax Event Redemption Price by electing to prepay the Junior Subordinated Debentures at the Tax Event Prepayment Price. See "Description of the New Securities-- Description of Capital Securities--Redemption" and "--Description of Junior Subordinated Debentures--Tax Event Prepayment." See also "Certain Federal Income Tax Consequences--Possible Tax Law Changes."

MARKET PRICES

  There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a termination of the Trust occurs. Accordingly, the Capital Securities that an investor may purchase whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debentures that a holder of Capital Securities may receive in liquidation of the Trust, may trade at a discount from the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of the New Securities-- Description of the Junior Subordinated Debentures."

RIGHTS UNDER THE GUARANTEE

  Wilmington Trust Company will act as Guarantee Trustee under the Guarantee Agreement and will hold the Guarantee for the benefit of the holders of the Capital Securities. Wilmington Trust Company will also act as Property Trustee and as Delaware Trustee under the Trust Agreement and as Debenture Trustee under the Indenture. The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the applicable Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment to the extent that the Trust has funds on hand available therefor at such time and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities. The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee Agreement. Any holder of the Capital Securities may institute a legal proceeding directly against FBS to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If FBS were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of FBS to pay principal of or interest on the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against FBS for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated

Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Capital Securities by FBS in connection with a Direct Action, FBS shall remain obligated to pay the principal of and interest on the Junior Subordinated Debentures, and FBS shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by FBS to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of the New Securities--Description of Junior Subordinated Debentures--Enforcement of Certain Rights of Holders of Capital Securities," "--Description of Junior Subordinated Debentures--Debenture Events of Default" and "--Description of Guarantee." The Trust Agreement provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee Agreement and the Indenture.

LIMITED VOTING RIGHTS

  Holders of Capital Securities will generally have limited voting rights relating only to the modification of the Capital Securities, the dissolution, winding-up or liquidation of the Trust, and the exercise of the Trust's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, and such voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Agents and FBS may amend the Trust Agreement without the consent of holders of Capital Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Description of the New Securities--Description of Capital Securities--Voting Rights; Amendment of the Trust Agreement and --Removal of Issuer Trustees."

CONSEQUENCES OF A FAILURE TO EXCHANGE OLD CAPITAL SECURITIES

  The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). FBS and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

  To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. In addition, although the Old Capital Securities have been designated for trading in the Private Offerings, Resale and Trading through Automatic Linkages ("PORTAL") market, to the extent that Old Capital Securities are tendered and accepted in connection with the Exchange Offer, any trading market for Old Capital Securities which remain outstanding after the Exchange Offer could be adversely affected.

  The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Trust Agreement and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Trust Agreement. See "Description of the New Securities--Description of Capital Securities-- General."

  The Old Capital Securities provide that, if the Exchange Offer is not consummated within 30 days of the date hereof, the Distribution rate borne by the Old Capital Securities will increase by 0.25% per annum commencing on the 31st day after the date hereof, until the Exchange Offer is consummated. See "Description of the Old Capital Securities." Following consummation of the Exchange Offer, the Old Capital Securities will not be entitled to any increase in the Distribution rate thereon. The New Capital Securities will not be entitled to any such increase in the interest rate thereon.

ABSENCE OF PUBLIC MARKET

  The Old Capital Securities were issued to, and FBS believes are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for the New Capital Securities. Although the New Capital Securities will generally be permitted to be resold or otherwise transferred by the holders (who are not affiliates of FBS or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). FBS and the Trust have been advised by the Initial Purchasers that the Initial Purchasers presently intend to make a market in the New Capital Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity with respect to the New Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the New Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

  If a public trading market develops for the New Capital Securities, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of FBS, the New Capital Securities may trade at a discount.

  Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of FBS or the Trust may publicly offer for sale or resell the New Notes only in compliance with the provisions of Rule 144 under the Securities Act.

  Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

EXCHANGE OFFER PROCEDURES

  Issuance of the New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. The Trust is under no duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

                      RATIOS OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratios of earnings to fixed charges of FBS for the respective periods indicated.

                                                                   NINE MONTHS
                                         YEAR ENDED DECEMBER 31,      ENDED
                                         ------------------------ SEPTEMBER 30,
                                         1991 1992 1993 1994 1995     1996
                                         ---- ---- ---- ---- ---- -------------
Ratio of Earnings to Fixed Charges:
  Excluding interest on deposits........ 2.12 2.71 4.06 2.68 3.11     3.62
  Including interest on deposits........ 1.21 1.33 1.67 1.56 1.80     2.07

  For purposes of computing these ratios, earnings represent income before income taxes and cumulative effect of changes in accounting principles and fixed charges (excluding capitalized interest). Fixed charges, excluding interest on deposits, include interest (other than on deposits but including capitalized interest) and the portion deemed representative of the interest factor of rents. Fixed charges, including interest on deposits, include all interest (including capitalized interest) and the portion deemed representative of the interest factor of rents.

              USE OF PROCEEDS FROM SALE OF OLD CAPITAL SECURITIES

  Neither FBS nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. In consideration for issuing the New Capital Securities in exchange for Old Capital Securities as described in this Prospectus, the Trust will receive Old Capital Securities in like Liquidation Amount. The Old Capital Securities surrendered in exchange for the New Capital Securities will be retired and cancelled.

  The net proceeds to the Trust from the offering of the Old Capital Securities was approximately $300.0 million (before deducting expenses associated with the offering). All of the proceeds from the sale of the Old Capital Securities were invested by the Trust in the Old Junior Subordinated Debentures. FBS intends that the net proceeds from the sale of the Old Junior Subordinated Debentures will be added to its general corporate funds and will be used for general corporate purposes. Pending such application by FBS, such net proceeds may be temporarily invested in short-term interest bearing securities. The Capital Securities will be eligible to qualify as Tier 1 capital under the capital guidelines of the Federal Reserve.

                                CAPITALIZATION

  The following table sets forth the consolidated capitalization of FBS and its subsidiaries as of September 30, 1996 as adjusted to give effect to the consummation of the offering of the Old Capital Securities and the application of the proceeds thereof. The following data should be read in conjunction with the consolidated financial statements and notes thereto of FBS and its subsidiaries incorporated herein by reference. See "Incorporation of Certain Documents by Reference." The issuance of the New Capital Securities in the Exchange Offer will have no effect on the capitalization of FBS.

                                                             SEPTEMBER 30, 1996
                                                                AS ADJUSTED
                                                             ------------------
                                                               (IN MILLIONS)
                                                                (UNAUDITED)
Deposits....................................................      $25,008
Short-term borrowings.......................................        3,941
Senior and subordinated debt (with original maturities over
 one year)..................................................        3,443
                                                                  -------
  Total debt................................................       32,392
Company-obligated mandatorily redeemable capital securities
 of FBS
 Capital I (1)..............................................          300
SHAREHOLDERS' EQUITY
Preferred stock.............................................           87
Common stock--$1.25 par value--200,000,000 shares
 authorized, 141,747,738 shares issued......................          177
Capital surplus.............................................        1,145
Retained earnings...........................................        2,170
Unrealized gains and losses on investment securities
 available for sale.........................................          (17)
Less cost of common stock in treasury--6,300,788 shares.....         (381)
                                                                  -------
  Total shareholders' equity................................        3,181
                                                                  -------
    TOTAL CAPITALIZATION....................................      $35,873
                                                                  =======

--------
(1) FBS Capital I is a wholly-owned subsidiary of FBS and holds the Junior Subordinated Debentures as its sole asset.

                               DIVIDEND HISTORY

  FBS has paid a regular quarterly dividend on its Common Stock since its incorporation in 1929.

                                 FBS CAPITAL I

  The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Trust Agreement executed by FBS, as Depositor, Wilmington Trust Company, as Property Trustee and as Delaware Trustee, and the Administrative Agents named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on November 6, 1996. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities and effecting the Exchange Offer for the New Capital Securities, (ii) using the proceeds from the sale of Trust Securities to acquire the Junior Subordinated Debentures, (iii) exchanging the Old Junior Subordinated Debentures for the New Junior Subordinated Debentures in the Exchange Offer pursuant to the Indenture and (iv) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the New Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the New Junior Subordinated Debentures and the Expense Agreement will be the sole revenues of the Trust. All of the Common Securities will be owned by FBS. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from a Debenture Event of Default, the rights of FBS as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of the New Securities--Description of Capital Securities-- Subordination of Common Securities." FBS will acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Trust. The Trust has a term of 31 years, but may terminate earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by its agents, each appointed by FBS as holder of the Common Securities. The trustees for the Trust will be Wilmington Trust Company, as the Property Trustee (the "Property Trustee"), and as the Delaware Trustee (the "Delaware Trustee"), and three individual agents (the "Administrative Agents") who are employees or officers of or affiliated with FBS (collectively, the "Issuer Trustees"). Wilmington Trust Company, as Property Trustee, will act as sole trustee under the Trust Agreement. Wilmington Trust Company will also act as trustee under the Guarantee Agreement and the Indenture. See "Description of the New Securities--Description of Guarantee" and "--Description of Junior Subordinated Debentures." The holder of the Common Securities of the Trust, or the holders of a majority in Liquidation Amount of the Capital Securities, if an Event of Default under the Trust Agreement has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Agents; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Trust Agreement. Pursuant to the Expense Agreement and the Registration Rights Agreements, FBS will pay all fees and expenses related to the Trust, and the offering of the Capital Securities and the Exchange Offer and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. The principal executive office of the Trust is c/o First Bank System, Inc., First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302, Attention: Secretary, and its telephone number is (612) 973-1111.

                            FIRST BANK SYSTEM, INC.

  FBS is a regional bank holding company headquartered in Minneapolis, Minnesota. FBS is comprised of nine banks, a savings association and other financial companies with 380 offices, located primarily in the 11 states of Minnesota, Colorado, Illinois, Montana, North Dakota, South Dakota, Wisconsin, Iowa, Nebraska, Kansas and Wyoming. Through its subsidiaries, FBS provides commercial and agricultural finance, consumer banking, trust, capital markets, treasury management, investment management, data processing, leasing and brokerage services. At September 30, 1996, FBS and its consolidated subsidiaries had consolidated assets of $36.8 billion, consolidated deposits of $25.0 billion and shareholders' equity of $3.2 billion.

  The subsidiary banks of FBS engage in general commercial banking business, principally in domestic markets, and provide banking and ancillary services to individuals, businesses, institutional organizations, governmental entities and other financial institutions. The largest subsidiary bank, First Bank National Association ("FBNA"), had assets of $16.9 billion at September 30, 1996.

  FBS is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of FBS' income are dividends, interest and fees from FBNA and the other banking and non-banking affiliates. The bank subsidiaries of FBS, including FBNA (the "Banks"), are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, FBS and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent FBS and such other affiliates from borrowing from the Banks unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by any of the Banks are generally limited in amount as to FBS and as to each of such other affiliates to 10% of such Bank's capital and surplus and as to FBS and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus. In addition, payment of dividends to FBS by the subsidiary banks is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities.

  FBS was incorporated under Delaware law in 1929 and has functioned as a multi-bank holding company since that time. Its principal executive offices are located at First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302 (telephone (612) 973-1111). For further information concerning FBS, see the FBS documents incorporated by reference herein as described under "Incorporation of Certain Documents by Reference."

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  In connection with the sale of the Old Capital Securities, FBS and the Trust entered into the Registration Rights Agreements with the Initial Purchasers, pursuant to which FBS and the Trust agreed, among other things, to file and to use their reasonable efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities with terms identical in all material respects to the terms of the Old Capital Securities. Copies of the Registration Rights Agreements have been filed as Exhibits to the Registration Statement of which this Prospectus is a part.

  The Exchange Offer is being made to satisfy the contractual obligations of FBS and the Trust under the Capital Securities Registration Rights Agreement. The form and terms of the New Capital Securities are the same as the form and terms of the Old Capital Securities except that the New Capital Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. In that regard, the Old Capital Securities provide, among other things, that, if the Exchange Offer is not consummated by June 24, 1997, the Distribution rate borne by the Old Capital Securities commencing on June 25, 1997, will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Old Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of the Old Securities."

  The Exchange Offer is not being made to, nor will FBS or the Trust accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

  Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by The Depository Trust Company who desires to deliver such Old Capital Securities by book-entry transfer at The Depository Trust Company.

  Pursuant to the Exchange Offer, FBS will exchange as soon as practicable after the date hereof, the Old Guarantee for the New Guarantee and all of the Old Junior Subordinated Debentures, of which $309,279,000 aggregate principal amount is outstanding, for like aggregate principal of the New Junior Subordinated Debentures. The New Guarantee and New Junior Subordinated Debentures have been registered under the Securities Act.

TERMS OF THE EXCHANGE

  FBS and the Trust hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $300,000,000 aggregate Liquidation Amount of New Capital Securities for a like aggregate Liquidation Amount of Old Capital Securities properly tendered on or prior to the Expiration Date (as defined below) and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $300,000,000 of New Capital Securities in exchange for a like principal amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 or any integral multiple of $1,000 in excess thereof.

  The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Old Capital Securities being tendered. As of the date of this Prospectus $300,000,000 aggregate Liquidation Amount of the Old Capital Securities is outstanding.

  Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Trust Agreement, but will not be entitled to any further registration rights under the Capital Securities Registration Rights Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Old Capital Securities" and "Description of the Old Securities."

  If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

  Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. FBS will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

  NEITHER THE BOARD OF DIRECTORS OF FBS NOR THE TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" means 5:00 p.m., New York City time, on January 30, 1997 unless the Exchange Offer is extended by FBS and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

  FBS and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if FBS and the Trust determine, in their sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by FBS and the Trust to constitute a material change, or if FBS and the Trust waive a material condition of the Exchange Offer, FBS or the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and FBS and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

  Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which FBS or the Trust may choose to make any public announcement and subject to applicable law, neither FBS nor the Trust shall have any obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

ACCEPTANCE FOR EXCHANGE AND ISSUANCE OF NEW CAPITAL SECURITIES

  Upon the terms and subject to the conditions of the Exchange Offer, FBS and the Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "--Withdrawal Rights") promptly after the Expiration Date.

  In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at The Depositary Trust Company ("DTC"), (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal.

  The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC.

  Subject to the terms and conditions of the Exchange Offer, FBS and the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when FBS or the Trust gives oral or written notice to the Exchange Agent of FBS's and the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for FBS and the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after FBS's and the Trust's acceptance for exchange of Old Capital Securities) or FBS or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to FBS or the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of FBS and the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

  Pursuant to the Letter of Transmittal, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by FBS, the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

PROCEDURES FOR TENDERING OLD CAPITAL SECURITIES

  Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at one of its addresses set forth under "-- Exchange Agent," and either (i) tendered Old Capital Securities must be received by the Exchange Agent, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

  If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

  THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

  Book Entry Transfer. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "--Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

  DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT

  Signature Guarantees. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

  Guaranteed Delivery. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

    (i) such tenders are made by or through an Eligible Institution;

    (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to Expiration Date; and

    (iii) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

  The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

  Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

  The acceptance by FBS and the Trust for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder, FBS and the Trust upon the terms and subject to the conditions of the Exchange Offer.

  Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. FBS and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to FBS and the Trust, be unlawful. FBS and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

  FBS and the Trust's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither FBS, the Trust, any affiliates or assigns of FBS, the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

  If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by FBS or the Trust, proper evidence satisfactory to FBS or the Trust, in its sole discretion, of such person's authority to so act must be submitted.

  A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

RESALES OF NEW CAPITAL SECURITIES

  FBS and the Trust are making the Exchange Offer for the Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither FBS nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, FBS and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of FBS or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

  Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of FBS or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, FBS and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to FBS and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, FBS and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Capital Securities Registration Rights Agreement, FBS and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of FBS or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

  In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from FBS or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreements, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until FBS or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or FBS or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

WITHDRAWAL RIGHTS

  Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

  In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate principal amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the serial numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Old Capital Securities."

  All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by FBS and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. Neither FBS, the Trust, any affiliates or assigns of FBS, the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

DISTRIBUTIONS ON THE NEW CAPITAL SECURITIES

  Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date with respect to such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been made, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such Distributions have been made, from and after November 15, 1996. However, because Distributions on the New Capital Securities will accumulate from November 15, 1996, the amount of the Distributions received by holders whose Old Capital Securities are accepted for exchange will not be affected by the exchange.

CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital

Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

    (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of FBS or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities; or

    (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in FBS's and the Trust's judgment, would reasonably be expected to impair the ability of FBS or the Trust to proceed with the Exchange Offer;

    (c) any law, statute, rule or regulation shall have been adopted or enacted which, in FBS's and the Trust's judgment, would reasonably be expected to impair the ability of FBS or the Trust to proceed with the Exchange Offer;

    (d) a banking moratorium shall have been declared by United States federal or Minnesota or New York State authorities which, in FBS's and the Trust's judgment, would reasonably be expected to impair the ability of FBS or the Trust to proceed with the Exchange Offer;

    (e) trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in FBS's and the Trust's judgment, would reasonably be expected to impair the ability of FBS or the Trust to proceed with the Exchange Offer; or

    (f) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of FBS or the Trust, threatened for that purpose; or

    (g) any change, or any development involving a prospective change, in the business or financial affairs of FBS or the Trust or any of their subsidiaries have occurred which, in the sole judgment of FBS and the Trust, might materially impair the ability of FBS or the Trust to proceed with the Exchange Offer.

  If FBS and the Trust determine in their sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, FBS and the Trust may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, FBS and the Trust will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and FBS and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

EXCHANGE AGENT

  Wilmington Trust Company, has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

                            Wilmington Trust Company
                            Corporate Trust Operation
                            Rodney Square North
                            1100 North Market Street
                            Wilmington, Delaware 19890-0001
                            Attention: Jill Rylee
                            Telephone: (302) 651-8867
                            Facsimile: (302) 651-1079

  Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

FEES AND EXPENSES

  FBS has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. FBS will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

  Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

  Neither FBS nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

                       DESCRIPTION OF THE NEW SECURITIES

                       DESCRIPTION OF CAPITAL SECURITIES

  Pursuant to the terms of the Trust Agreement, the Issuer Trustees have issued the Old Capital Securities and the Common Securities and will issue the New Capital Securities. The New Capital Securities will represent preferred beneficial interests in the Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust over the Common Securities. See "--Subordination of Common Securities." The Trust Agreement has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the Capital Securities, the Common Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms.

GENERAL

  The Capital Securities (including the Old Capital Securities and the New Capital Securities) will be limited to $300,000,000 aggregate Liquidation Amount at any one time outstanding. The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and Common Securities. The Guarantee executed by FBS for the benefit of the holders of the Capital Securities (the "Guarantee") will be a guarantee on a subordinated basis but will not guarantee payment of Distributions or amounts payable on redemption of the Capital Securities or on liquidation of the Trust when the Trust does not have funds on hand available to make such payments. See "-- Description of Guarantee."

DISTRIBUTIONS

  Distributions on the Capital Securities will be cumulative, will accumulate from November 15, 1996 and will be payable at the annual rate of 8.09% of the Liquidation Amount, and will be payable semi-annually in

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

arrears on May 15 and November 15 of each year, commencing May 15, 1997. The record dates will be the preceding April 30 and October 31, respectively. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

  So long as no Debenture Event of Default has occurred and is continuing, FBS has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity. As a consequence of any such election, semi-annual Distributions on the Capital Securities will be deferred by the Trust during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate per annum of 8.09% thereof, compounded semi-annually from the relevant Distribution Date, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, FBS may not, and may not permit any subsidiary of FBS to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of FBS's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of FBS (including Other Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by FBS of the debt securities of any subsidiary of FBS (including Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of FBS, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of FBS's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, FBS may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, FBS may elect to begin a new Extension Period. FBS must give the Property Trustee, the Administrative Agents and the Debenture Trustee notice of its election of any such Extension Period at least five Business Days prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Agents are required to give notice to any automated quotation system or to holders of such Capital Securities of the record date or the date such Distributions are payable but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that FBS may elect to begin an Extension Period. See "--Description of Junior Subordinated Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  FBS believes that the likelihood of it exercising its right to defer payments of interest on the Junior Subordinated Debentures is remote.

  The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "--Description of Junior Subordinated Debentures--General." If FBS does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by FBS on a limited basis as set forth herein under "-- Description of Guarantee."

REDEMPTION

  Upon the repayment in full at the Stated Maturity or prepayment in whole (but not in part) of the Junior Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Junior Subordinated Debentures at the Stated Maturity, the Maturity Redemption Price (equal to the principal of, and accrued interest on, the Junior Subordinated Debentures), (ii) in the case of the prepayment of the Junior Subordinated Debentures upon the occurrence and continuation of a Tax Event, the Tax Event Redemption Price (equal to the Tax Event Prepayment Price in respect of the Junior Subordinated Debentures) and (iii) in the case of the optional prepayment of the Junior Subordinated Debentures, the Optional Redemption Price (equal to the Optional Prepayment Price in respect of the Junior Subordinated Debentures). See "--Description of Junior Subordinated Debentures--Optional Prepayment;--Tax Event Prepayment."

  FBS will have the right to prepay the Junior Subordinated Debentures in whole (but not in part) (i) on or after November 15, 2006, at any time at the applicable Optional Prepayment Price (as defined under "--Description of Junior Subordinated Debentures--Optional Prepayment"), and (ii) at any time, upon the occurrence of a Tax Event, at the Tax Event Prepayment Price (as defined under "--Description of Junior Subordinated Debentures--Tax Event Prepayment"), in each case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

  FBS will have the right at any time to terminate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to FBS having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities and prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

  The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of FBS; (ii) the distribution of a Like Amount (as defined below) of the Junior Subordinated Debentures to the holders of the Trust Securities, if FBS, as Depositor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of FBS, as Depositor); (iii) redemption of all of the Trust Securities as described under "--Redemption"; (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

  If an early termination occurs as described in clause (i), (ii) (iv), or (v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "--Subordination of Common Securities." If an early termination occurs as described in clause (v) above, the Junior Subordinated Debentures will be subject to optional prepayment in whole (but not in part).

  "Like Amount" means Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

  If FBS elects not to prepay the Junior Subordinated Debentures prior to maturity and either elects not to or is unable to liquidate the Trust and distribute the Junior Subordinated Debentures to holders of the Trust Securities, the Capital Securities will remain outstanding until the repayment of the Junior Subordinated Debentures at the Stated Maturity.

  After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities (i) the Capital Securities will no longer be deemed to be outstanding, (ii) The Depository Trust Company ("DTC") or its nominee, as the record holder of the Capital Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Capital Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Capital Securities until such certificates are presented to the Administrative Agents or their agent for cancellation whereupon FBS will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

  There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

REDEMPTION PROCEDURES

  Trust Securities shall be redeemed, if at all, at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Junior Subordinated Debentures. Redemptions of the Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds on hand available for the payment of such applicable Redemption Price. See also "--Subordination of Common Securities."

  If the Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, with respect to the Capital Securities held in global form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the applicable Redemption Price to the holders of the Capital Securities. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Capital Securities held in certificated form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Capital Securities will cease, except the right of the holders of the Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the applicable Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by FBS pursuant to the Guarantee as described under "--Description of Guarantee," Distributions on Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the applicable Redemption Price.

  Subject to applicable law (including, without limitation, United States Federal securities law), FBS or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

  Payment of the applicable Redemption Price on, and any distribution of Junior Subordinated Debentures to holders of, the Trust Securities shall be made to the applicable recordholders thereof as they appear on the register therefor on the relevant record date, which shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities at its registered address. Unless FBS defaults in payment of the applicable Prepayment Price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date Distributions will cease to accrue on the Trust Securities called for redemption.

SUBORDINATION OF COMMON SECURITIES

  Payment of Distributions on, and the Redemption Price of, the Capital Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amounts of the Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price on all of the outstanding Capital Securities, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

  In the case of any Event of Default under the Trust Agreement resulting from a Debenture Event of Default, FBS as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default until the effect of all such Events of Default have been cured, waived or otherwise eliminated. Until any such Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of FBS as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

  Any one of the following events constitutes an "Event of Default" under the Trust Agreement (an "Event of Default") (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) the occurrence of a Debenture Event of Default (see "Description of Junior Subordinated Debentures--Debenture Events of Default"); or

    (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

    (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

    (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is addressed in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement; or

    (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by FBS to appoint a successor Property Trustee within 60 days thereof.

  Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Agents and FBS, as Depositor, unless such Event of Default shall have been cured or waived. FBS, as Depositor, and the Administrative Agents are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

  If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities upon termination of the Trust as described above. See "--Liquidation of the Trust and Distribution of Junior Subordinated Debentures."

REMOVAL OF ISSUER TRUSTEES

  Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Agents, which voting rights are vested exclusively in FBS as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

  Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust's property may at the time be located, FBS, as the holder of the Common Securities, and the Administrative Agents shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust's property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

  Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Agent that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

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

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

  The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. The Trust may, at the request of FBS, as Depositor, with the consent of the Administrative Agents but without the consent of the holders of the Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) FBS expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, FBS has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) FBS or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

  Except as provided below and under "--Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Capital Securities will have no voting rights.

  The Trust Agreement may be amended from time to time by FBS, the Property Trustee and the Administrative Agents, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States Federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Trust Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of the Trust Securities. The Trust

Agreement may be amended by the Issuer Trustees and FBS with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States Federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, the Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

  So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on such Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under Section 513 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States Federal income tax purposes on account of such action.

  Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Trust Agreement.

  No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities in accordance with the Trust Agreement.

  Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by FBS, the Issuer Trustees or any affiliate of FBS or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

FORM, DENOMINATION, BOOK-ENTRY PROCEDURES AND TRANSFER

  In the event that Capital Securities are issued in certificated form, such Capital Securities will be in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities) and may be transferred or exchanged in such blocks in the manner and at the offices described below.

  The New Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

  Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities".

 Depositary Procedures

  DTC has advised the Trust and FBS that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

  DTC has also advised the Trust and FBS that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Capital Securities and (ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

  EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE GLOBAL CAPITAL SECURITIES WILL NOT HAVE CAPITAL SECURITIES REGISTERED IN THEIR NAME, WILL NOT RECEIVE PHYSICAL DELIVERY OF CAPITAL SECURITIES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE TRUST AGREEMENT FOR ANY PURPOSE.

  Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Trust Agreement. Under the terms of the Trust Agreement, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and FBS that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee or the Trust. Neither the Trust nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Trust and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

  Interests in the Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

  Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

  DTC has advised the Trust and FBS that it will take any action permitted to be taken by a holder of Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the aggregate Liquidation Amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Trust Agreement, DTC reserves the right to exchange the Global Capital Securities for legended Capital Securities in certificated form and to distribute such Capital Securities to its Participants.

PAYMENT AND PAYING AGENCY

  Payments in respect of the Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or in respect of the Capital Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Agents and FBS. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and FBS. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Agents shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Agents and FBS) to act as Paying Agent.

RESTRICTIONS ON TRANSFER

  The Capital Securities will be issued, any may be transferred only, in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). Any attempted transfer, sale or other disposition of Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Capital Securities.

RATING

  The Capital Securities are expected to be rated "BBB+" by Standard & Poor's Rating Services and "a2" by Moody's Investor Services, Inc.

REGISTRAR AND TRANSFER AGENT

  The Property Trustee will act as registrar and transfer agent for the Capital Securities.

  Registration of transfers of the Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Capital Securities after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by FBS and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

  The Administrative Agents are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States Federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of FBS for United States Federal income tax purposes. In this connection, FBS and the Administrative Agents are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that FBS and the Administrative Agents determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

  Holders of the Trust Securities have no preemptive or similar rights.

  The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

  The Old Junior Subordinated Debentures were issued and the New Junior Subordinated Debentures will be issued as a separate series under the Indenture. The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

GENERAL

  Concurrently with the issuance of the Capital Securities, the Trust invested the proceeds thereof, together with the consideration paid by FBS for the Common Securities, in Old Junior Subordinated Debentures issued by FBS. Pursuant to the Exchange Offer, FBS will exchange the Old Junior Subordinated Debentures for the New Junior Subordinated Debentures as soon as practicable after the date hereof. No Old Junior Subordinated Debentures will remain outstanding after such exchange. The following is a description of the New Junior Subordinated Debentures (referred to in this subsection as the "Junior Subordinated Debentures").
  The Junior Subordinated Debentures will bear interest at the annual rate of 8.09% of the principal amount thereof, payable semi-annually in arrears on May 15 and November 15 of each year (each, an "Interest Payment Date"), commencing May 15, 1997, to the person in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8.09% thereof, compounded semi-annually. The term "interest" as used herein shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

  The Junior Subordinated Debentures will mature on November 15, 2026. The Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior and Subordinated Debt. Because FBS is a bank holding company, the right of FBS to participate in any distribution of assets of any subsidiary, including FBNA, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary, except to the extent that FBS may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be subordinated to all Senior and Subordinated Debt and effectively subordinated to all existing and future liabilities of FBS's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of FBS for payments on the Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of FBS, including Senior and Subordinated Debt whether under the Indenture or any existing or other indenture that FBS may enter into in the future or otherwise. See "--Subordination."

  The Junior Subordinated Debentures will rank pari passu with all Other Debentures issued under the Indenture and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior and Subordinated Debt of FBS. See "-- Subordination." FBS is a non-operating holding company and almost all of the operating assets of FBS and its consolidated subsidiaries are owned by such subsidiaries. FBS relies primarily on dividends from such subsidiaries to meet its obligations. FBS is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of FBS' income are dividends, interest and fees from FBNA and the other banking and non-banking affiliates. The bank subsidiaries of FBS, including FBNA (the "Banks"), are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, FBS and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent FBS and such other affiliates from borrowing from the Banks unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by any of the Banks are generally limited in amount as to FBS and as to each of such other affiliates to 10% of such Bank's capital and surplus and as to FBS and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus. In addition, payment of dividends to FBS by the subsidiary banks is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Because FBS is a holding company, the right of FBS to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent FBS may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of FBS's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of FBS for payments on the Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of FBS, including Senior and Subordinated Debt, whether under the Indenture, any other indenture that FBS may enter into in the future or otherwise. See "--Subordination."

  The Other Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of FBS's Board of Directors or a committee thereof.

DENOMINATIONS, REGISTRATION AND TRANSFER

  The Junior Subordinated Debentures will be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC. Beneficial interests in the Junior Subordinated Debentures will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described below, Junior Subordinated Debentures in certificated form will not be issued in exchange for the global certificates.

  A global security shall be exchangeable for Junior Subordinated Debentures registered in the names of persons other than Cede & Co. only if (i) DTC notifies FBS that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a "clearing agency" registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depositary, (ii) FBS in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing a Debenture Event of Default. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that Junior Subordinated Debentures are issued in certificated form, such Junior Subordinated Debentures will be in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations and in the manner and at the offices described below.

  Payments on Junior Subordinated Debentures represented by a global security will be made to DTC, as the depositary for the Junior Subordinated Debentures. In the event Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by FBS, provided that payment of interest may be made at the option of FBS by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Junior Subordinated Debentures are issued in certificated form, the record dates for payment of interest will be the 15th day of the last month of each semi-annual period.

  For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "--Description of Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer" above. If the Junior Subordinated Debentures are distributed to the holders of the Trust Securities upon the termination of the Trust, the form, denomination, book-entry and transfer procedures with respect to the Capital Securities as described above under "--Description of Capital Securities--Form, Denominations, Book-Entry Procedures and Transfer," shall apply to the Junior Subordinated Debentures mutatis mutandis.

PAYMENT AND PAYING AGENTS

  Payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as FBS may designate from time to time, except that at the option of FBS payment of any interest may be made except in the case of Junior Subordinated Debentures in global form, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Junior Subordinated Debenture will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. FBS may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however FBS will at all times be required to maintain a Paying Agent in each Place of Payment for the Junior Subordinated Debentures.

  Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by FBS in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of FBS, be repaid to FBS and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to FBS for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT DATE

  So long as no Debenture Event of Default has occurred or is continuing, FBS has the right under the Indenture at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity. At the end of such Extension Period, FBS must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 8.09%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (and holders of the Capital Securities while Capital Securities are outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  During any such Extension Period, FBS may not, and may not permit any subsidiary of FBS to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of FBS's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of FBS (including any Other Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by FBS of the debt securities of any subsidiary of FBS (including any Other Guarantees) if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of FBS, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, and (d) purchases of common stock related to the issuance of common stock or rights under any of FBS's benefit plans for its directors, officers or employees). Prior to the termination of any such Extension Period, FBS may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, FBS may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. FBS must give the Property Trustee, the Administrative Agents and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Agents are required to give notice to any automated quotation system or to holders of Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of FBS's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that FBS may elect to begin an Extension Period.

OPTIONAL PREPAYMENT

  The Junior Subordinated Debentures will be prepayable, in whole (but not in part), at the option of FBS at any time on or after November 15, 2006, subject to FBS having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, at a prepayment price (the

"Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the Junior Subordinated Debentures specified below, plus, in each case, accrued interest thereon to the date of prepayment:

  November 15, 2006 to November 14, 2007: 104.045%

  November 15, 2007 to November 14, 2008: 103.641%

  November 15, 2008 to November 14, 2009: 103.236%

  November 15, 2009 to November 14, 2010: 102.832%

  November 15, 2010 to November 14, 2011: 102.427%

  November 15, 2011 to November 14, 2012: 102.023%

  November 15, 2012 to November 14, 2013: 101.618%

  November 15, 2013 to November 14, 2014: 101.214%

  November 15, 2014 to November 14, 2015: 100.809%

  November 15, 2015 to November 14, 2016: 100.405%

  On or after November 15, 2016: 100%

TAX EVENT PREPAYMENT

  If a Tax Event (as defined below) shall occur and be continuing, FBS may, at its option and subject to receipt of prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, prepay the Junior Subordinated Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Tax Event, at a prepayment price (the "Tax Event Prepayment Price") equal to the greater of
(i) 100% of the principal amount of such Junior Subordinated Debentures or
(ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the prepayment date on a semi-annual basis (assuming a 360 day year consisting of 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest thereon to the date of prepayment.

  "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue plus (i) if such prepayment date occurs prior to November 15, 1997, 1.25% or (ii) if such prepayment date occurs on or after November 15, 1997, 1.00%, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date.

  "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Junior Subordinated Debentures to be prepaid that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Junior Subordinated Debentures.

  "Quotation Agent" means the Reference Treasury Dealer appointed by the Debenture Trustee after consultation with FBS. "Reference Treasury Dealer" means (i) Goldman, Sachs & Co. and their respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), FBS shall substitute therefor another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with FBS.

  "Comparable Treasury Price" means, with respect to any prepayment date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such prepayment date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such prepayment date.

  "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

  "Tax Event" means the receipt by the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the Issue Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States Federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by FBS on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by FBS, in whole or in part, for United States Federal income tax purposes, or
(iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be prepaid at its registered address. Unless FBS defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Junior Subordinated Debentures called for prepayment.

  If the the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, FBS will pay as additional amounts on the Junior Subordinated Debentures the Additional Sums.

RESTRICTIONS ON CERTAIN PAYMENTS

  FBS will also covenant that it will not, and will not permit any subsidiary of FBS to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of FBS's capital stock (which includes common and preferred stock) or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of FBS (including Other Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by FBS of the debt securities of any subsidiary of FBS (including under Other Guarantees) if such guarantee ranks pari passu or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of FBS, (b) any declaration of a dividend in connection with the implementation of a stockholder's rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of FBS's benefit plans for its directors, officers or employees) if at such time (i) there shall have occurred any event of which FBS has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute a "Debenture Event of Default" and (b) in respect of which FBS shall not have taken reasonable steps to cure, (ii) if such Junior Subordinated Debentures are held by the Trust, FBS shall be in default with respect to its payment of any obligations under the Guarantee or (iii) FBS shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

  From time to time FBS and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting FBS and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity, or reduce the principal amount of the Junior Subordinated Debentures, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

  In addition, FBS and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Indenture for the purpose of creating any Other Debentures.

DEBENTURE EVENTS OF DEFAULT

  The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures constitutes a "Debenture Event of Default":

    (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures or any Other Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

    (ii) failure to pay any principal or premium, if any, on the Junior Subordinated Debentures or any Other Debentures when due whether at maturity, upon redemption by declaration or otherwise; or

    (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to FBS from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

    (iv) certain events in bankruptcy, insolvency or reorganization of FBS.

  The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

  The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

  If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of FBS to pay interest or principal on the Junior Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Capital Securities may institute a Direct Action. FBS may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. If the right to bring a Direct Action is removed following the Exchange Offer, the Trust may become subject to the reporting obligations under the Securities Exchange Act of 1934, as amended. Notwithstanding any payments made to a holder of Capital Securities by FBS in connection with a Direct Action, FBS shall remain obligated to pay the principal of or interest on the Junior Subordinated Debentures, and FBS shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by FBS to such holder in any Direct Action.

  The holders of the Capital Securities would not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debentures unless there shall have been an Event of Default under the Trust Agreement. See "--Description of Capital Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Indenture provides that FBS shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into FBS or convey, transfer or lease its properties and assets substantially as an entirety to FBS, unless (i) in case FBS consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes FBS's obligations on the Junior Subordinated Debentures; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have happened and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

  The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving FBS that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

  The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and FBS deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to FBS's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and FBS will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

  In the Indenture, FBS has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior and Subordinated Debt to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of FBS, the holders of Senior and Subordinated Debt will first be entitled to receive payment in full of all Allocable Amounts (as defined below) on such Senior and Subordinated Debt before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

  In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior and Subordinated Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

  No payments on account of principal (or premium, if any) or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior and Subordinated Debt, or an event of default with respect to any Senior and Subordinated Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

  "Allocable Amounts," when used with respect to any Senior and Subordinated Debt, means all amounts due or to become due on such Senior and Subordinated Debt less, if applicable, any amount which would have been paid to, and retained by, the holders of such Senior and Subordinated Debt (whether as a result of the receipt of payments by the holders of such Senior and Subordinated Debt from FBS or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Senior and Subordinated Debt pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such Senior and Subordinated Debt or otherwise) but for the fact that such Senior and Subordinated Debt is subordinate or junior in right of payment to (or subject to a requirement that amounts received on such Senior and Subordinated Debt be paid over to obligees
on) trade accounts payable or accrued liabilities arising in the ordinary course of business.

  "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) all indebtedness of such Person whether incurred on or prior to the date of the Indenture or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and
(vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

  "Senior and Subordinated Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to FBS whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of FBS, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures or the Other Debentures; provided, however, that Senior and Subordinated Debt shall not be deemed to include (i) any Debt of FBS which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to FBS, (ii) any Debt of FBS to any of its subsidiaries, (iii) Debt to any employee of FBS and (iv) any other debt securities issued pursuant to the Indenture.

  FBS is a non-operating holding company and almost all of the operating assets of FBS are owned by FBS's subsidiaries. FBS relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. FBS is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of FBS' income are dividends, interest and fees from FBNA and the other banking and non-banking affiliates. The bank subsidiaries of FBS, including FBNA (the "Banks"), are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, FBS and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent FBS and such other affiliates from borrowing from the Banks unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by any of the Banks are generally limited in amount as to FBS and as to each of such other affiliates to 10% of such Bank's capital and surplus and as to FBS and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus. In addition, payment of dividends to FBS by the subsidiary banks is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of FBS's subsidiaries. Holders of Junior Subordinated Debentures should look only to the assets of FBS for payments of interest and principal and premium, if any.

  The Indenture places no limitation on the amount of additional Senior and Subordinated Debt that may be incurred by FBS. FBS expects from time to time to incur additional indebtedness constituting Senior and Subordinated Debt.

RESTRICTIONS ON TRANSFER

  The Junior Subordinated Debentures will be issued, and may be transferred only, in minimum denominations of not less than $100,000 and multiples of $1,000 in excess thereof. Any transfer, sale or other disposition of Junior Subordinated Debentures in a denomination of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such Junior Subordinated Debentures, and such transferee shall be deemed to have no interest whatsoever in such Junior Subordinated Debentures.

GOVERNING LAW

  The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

  The Debenture Trustee is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                           DESCRIPTION OF GUARANTEE

  The Old Guarantee was executed and delivered by FBS concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of the Capital Securities. As soon as practicable after the date hereof, the Old Guarantee will be exchanged by FBS for the New Guarantee. The Guarantee Agreement has been qualified under the Trust Indenture Act. This summary of certain provisions of the Guarantee Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee Agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

GENERAL

  FBS has irrevocably agreed (and under the New Guarantee will irrevocably agree) to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on Capital Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the applicable Redemption Price with respect to Capital Securities called for redemption to the extent that the Trust has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust, the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities. FBS's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by FBS to the holders of the Capital Securities or by causing the Trust to pay such amounts to such holders.

  The Guarantee will rank subordinate and junior in right of payment to all Senior and Subordinated Debt. See "--Status of the Guarantee". Because FBS is a holding company, the right of FBS to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent FBS may itself be recognized as a creditor of that subsidiary. Accordingly, FBS's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of FBS's subsidiaries, and claimants should look only to the assets of FBS for payments thereunder. See "First Bank System, Inc." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of FBS, including Senior and Subordinated Debt, whether under the Indenture, any other indenture that FBS may enter into in the future or otherwise.

  FBS has, through the Guarantee, the Guarantee Agreement, the Trust Agreement, the Junior Subordinated Debentures, the Indenture and the Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee."

STATUS OF THE GUARANTEE

  The Guarantee will constitute an unsecured obligation of FBS and will rank subordinate and junior in right of payment to all Senior and Subordinated Debt in the same manner as Junior Subordinated Debentures.

  The Guarantee will rank pari passu with all Other Guarantees issued by FBS. The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against FBS to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Capital Securities of the Junior Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior and Subordinated Debt that may be incurred by FBS. FBS expects from time to time to incur additional indebtedness constituting Senior and Subordinated Debt.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes which do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee Agreement may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "--Description of Capital Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of FBS and shall inure to the benefit of the holders of the Capital Securities then outstanding.

EVENTS OF DEFAULT

  An event of default under the Guarantee Agreement will occur upon the failure of FBS to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee Agreement.

  Any holder of the Capital Securities may institute a legal proceeding directly against FBS to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

  FBS, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not FBS is in compliance with all the conditions and covenants applicable to it under the Guarantee Agreement.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Guarantee Agreement provides that FBS shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into FBS or convey, transfer or lease its properties and assets substantially as an entirety to FBS, unless (i) in case FBS consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes FBS's obligations on the Guarantee; (ii) immediately after giving effect thereto, no event of default under the Guarantee Agreement, and no event which, after notice or lapse of time or both, would become an event of default under the Guarantee Agreement, shall have happened and be continuing; and (iii) certain other conditions as prescribed in the Guarantee Agreement are met.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, other than during the occurrence and continuance of a default by FBS in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee Agreement and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee Agreement at the request of any holder of the Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

  The Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Capital Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of Junior Subordinated Debentures to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

GOVERNING LAW

  The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

THE EXPENSE AGREEMENT

  Pursuant to the Expense Agreement entered into by FBS under the Trust Agreement, FBS irrevocably and unconditionally guaranteed to each person or entity to whom the Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Trust, other than obligations of the Trust to pay to the holders of any Trust Securities or other similar interests in the Trust of the amounts due such holders pursuant to the terms of the Trust Securities or such other similar interests, as the case may be.

                       DESCRIPTION OF THE OLD SECURITIES

  The terms of the Old Securities are identical in all material respect to the New Securities, except that (i) the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances); (ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon; and (iii) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. The Old Securities provide that, in the event that the Exchange Offer is not consummated on or prior to June 24, 1997, or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Capital Securities is not declared effective on or prior to May 24, 1997, then interest will accrue (in addition to the stated interest rate on the Junior Subordinated Debentures) at the rate of 0.25% per annum on the principal amount of the Junior Subordinated Debentures and Distributions will accrue (in addition to the stated Distribution rate on the Capital Securities) at the rate of 0.25% per annum on the Liquidation Amount of the Capital Securities, for the period from the occurrence of such event until such time as such required Exchange Offer is consummated or any required Shelf Registration Statement is effective. The New Securities are not, and upon consummation of the Exchange Offer the Old Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Old Capital Securities should review the information set forth under "Risk Factors-- Certain Consequences of a Failure to Exchange Old Capital Securities" and "Description of the New Securities."

                RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE
               JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the Capital Securities (to the extent the Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by FBS as and to the extent set forth under "Description of the New Securities--Description of Guarantee." Taken together, FBS's obligations under the Junior Subordinated Debentures, the Indenture, the Trust Agreement, the Expense Agreement, the Guarantee Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. If and to the extent that FBS does not make payments on the Junior Subordinated Debentures, the Trust will not pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Capital Securities is to institute a Direct Action. The obligations of FBS under the Guarantee are subordinate and junior in right of payment to all Senior and Subordinated Debt.

SUFFICIENCY OF PAYMENTS

  As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because (i) the aggregate principal amount or Prepayment Price of the Junior Subordinated Debentures will be equal to the sum of the aggregate Liquidation Amount or Redemption Price, as applicable, of the Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) FBS shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Trust Agreement further provides that the Trust will not engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

  A holder of any Capital Security may institute a legal proceeding directly against FBS to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

  A default or event of default under any Senior and Subordinated Debt would not constitute a default or Event of Default under the Trust Agreement. However, in the event of payment defaults under, or acceleration of, Senior and Subordinated Debt, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior and Subordinated Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debentures would constitute an Event of Default under the Trust Agreement.

LIMITED PURPOSE OF THE TRUST

  The Capital Securities evidence a beneficial interest in the Trust, and the Trust exists for the sole purpose of issuing the Capital Securities and Common Securities, investing the proceeds of the Trust Securities in Junior Subordinated Debentures and exchanging the Junior Subordinated Debentures in the Exchange Offer pursuant to the Indenture. A principal difference between the rights of a holder of a Capital Security and a holder of a Junior Subordinated Debenture is that a holder of a Junior Subordinated Debenture is entitled to receive from FBS the principal amount of and interest accrued on Junior Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions from the Trust (or from FBS under the Guarantee) if and to the extent the Trust has funds available for the payment of such Distributions.

RIGHTS UPON TERMINATION

  Upon any voluntary or involuntary termination, winding-up or liquidation of the Trust involving the liquidation of the Junior Subordinated Debentures, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of the New Securities--Description of Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of FBS, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of FBS, subordinated in right of payment to all Senior and Subordinated Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of FBS receive payments or distributions. Since FBS is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Capital Securities and a holder of Junior Subordinated Debentures relative to other creditors and to stockholders of FBS in the event of liquidation or bankruptcy of FBS are expected to be substantially the same.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities. This summary only addresses the tax consequences to a person that acquires Capital Securities on their original issue at their original offering price. This summary does not address all tax consequences that may be applicable to beneficial owners of Capital Securities, nor does it address the tax consequences to (i) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (ii) persons that will hold Capital Securities as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, (iii) persons whose functional currency is not the United States dollar or (iv) persons that do not hold Capital Securities as capital assets.


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

  The statements of law or legal conclusion set forth in this summary constitute the opinion of Davis Polk & Wardwell, special tax counsel to FBS and the Trust. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Capital Securities. In particular, legislation has been proposed that could adversely affect FBS's ability to deduct interest on the Junior Subordinated Debentures, which may in turn permit FBS to cause a redemption of the Capital Securities. See "--Possible Tax Law Changes." The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of Capital Securities may differ from the treatment described below.

  PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

EXCHANGE OF CAPITAL SECURITIES

  The exchange of Old Capital Securities for New Capital Securities will not be a taxable event to holders for federal income tax purposes. Accordingly a holder will have the same adjusted basis and holding period in the New Capital Securities as the holder had in the Old Capital Securities immediately before the exchange.

CLASSIFICATION OF THE TRUST

  In connection with the issuance of the Old Capital Securities, Davis Polk & Wardwell has rendered its opinion to the effect that, under then current law and assuming compliance with the terms of the Trust Agreement, and based on certain facts and assumptions contained in such opinion, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of Capital Securities (a "Securityholder") will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures. Accordingly, each Securityholder will be required to include in its gross income its pro rata share of income on the Junior Subordinated Debentures. See "--Interest Income and Original Issue Discount." No amount included in income with respect to the Capital Securities will be eligible for the dividends-received deduction.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

  FBS believes that the likelihood of its exercising its option to defer payments of interest is "remote" because exercising that option would prevent FBS from declaring dividends on its common stock. Thus, in the opinion of special tax counsel to FBS, based on regulations issued by the U.S. Treasury Department on June 14, 1996, the Junior Subordinated Debentures will not be treated as issued with original issue discount ("OID") for federal income tax purposes and each Securityholder will be required to include interest payments (other than an amount of the first interest payment attributable to pre-issuance accrued interest, which a Securityholder may treat as a reduction of the issue price of the Junior Subordinated Debentures rather than as gross income) in taxable income under its own method of accounting (i.e., cash or accrual) instead of under the daily economic accrual rules for OID instruments.

  Under the new regulations, however, if FBS exercises its right to defer payments of interest, the Junior Subordinated Debentures will become OID instruments, and all Securityholders (including those Securityholders that otherwise report income based on the cash method of accounting) will be required to accrue interest on a daily basis during an Extension Period even though FBS will not pay the interest in cash until the end of the Extension Period. A Securityholder who disposes of the Capital Securities during an Extension Period may suffer a loss because the market value of the Capital Securities will likely fall if FBS exercises its option to defer

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

payments of interest on the Junior Subordinated Debentures. Furthermore, the market value of the Capital Securities may not reflect the accumulated distributions that will be paid at the end of the Extension Period, and a Securityholder who sells the Capital Securities during the Extension Period will not receive from FBS any cash related to the interest income the Securityholder accrued and included in its taxable income under the OID rules (because the cash attributable to the interest will be paid to the holder of record at the end of the Extension Period).

  If the Junior Subordinated Debentures become OID instruments (i.e., if FBS ever exercises its right to defer payments of interest), the Debentures will be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of the Extension Period, all Securityholders will be required to continue accruing interest on the Junior Subordinated Debentures on a daily basis, regardless of their method of accounting. Under the OID rules, a Securityholder would accrue an amount of interest income each year that approximates the interest payments called for under the terms of the Junior Subordinated Debentures and actual cash payments of interest on the Junior Subordinated Debentures would not be reported separately as taxable income.

  The new regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to special counsel's interpretation.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF CAPITAL
SECURITIES

  A distribution by the Trust of the Junior Subordinated Debentures as described under the caption "Description of the New Securities--Description of Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures" must be non-taxable and such a distribution will result in the Securityholder receiving directly his pro rata share of the Junior Subordinated Debentures previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Capital Securities before such distribution. A Securityholder will recognize interest income in respect of Junior Subordinated Debentures received from the Trust in the manner described above under "--Interest Income and Original Issue Discount."

SALES OR REDEMPTION OF CAPITAL SECURITIES

  Gain or loss will be recognized by a Securityholder on a sale of Capital Securities (including a redemption for cash) in an amount equal to the difference between the amount realized (which for this purpose, will exclude amounts attributable to accrued interest or OID not previously included in income) and the Securityholder's adjusted tax basis in the Capital Securities sold or so redeemed. Gain or loss recognized by a Securityholder on Capital Securities held for more than one year will generally be taxable as long-term capital gain or loss. Amounts attributable to accrued interest with respect to a Securityholder's pro rata share of the Junior Subordinated Debentures not previously included in income will be taxable as ordinary income.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

  The Trust will report the interest and original issue discount (if any) that accrued during the year with respect to the Junior Subordinated Debentures, and any gross proceeds received by the Trust from the retirement or redemption of the Junior Subordinated Debentures, annually to the holders of record of the Capital Securities and the Internal Revenue Service. The Trust currently intends to deliver such reports to holders of record prior to January 31 following each calendar year. It is anticipated that persons who hold Capital Securities as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099.

  Payments made on, and proceeds from the sale of Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will generally be allowed as a credit against the holder's federal income tax, provided the required information is timely filed with the Internal Revenue Service.

UNITED STATES ALIEN SECURITYHOLDERS

  For purposes of this discussion, a United States Alien Securityholder is any corporation, individual, partnership, estate or trust that for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a foreign partnership or a non-resident fiduciary of a foreign estate or trust. This discussion assumes that income with respect to the Capital Securities is not effectively connected with a trade or business in the United States in which the United States Alien Securityholder is engaged.

  Under present United States federal income tax law:

    (i) payments by the Trust or any of its paying agents to any holder of Capital Securities who or which is a United States Alien Securityholder will not be subject to United States federal withholding tax, provided that
  (a) the beneficial owner of the Capital Securities does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of FBS entitled to vote, (b) the beneficial owner of the Capital Securities is not a controlled foreign corporation that is related to FBS through stock ownership, and (c) either (A) the beneficial owner of the Capital Securities certifies to the Trust or its agent, under penalties of perjury, that it is not a United States Securityholder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Capital Securities certifies to the Trust or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and

    (ii) a United States Alien Securityholder of Capital Securities generally will not be subject to United States federal withholding or income tax on any gain realized upon the sale or other disposition of Capital Securities.

POSSIBLE TAX LAW CHANGES

  On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's budget proposal, was released. The Bill would, among other things, deny interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. The above-described provision of the Bill was proposed to be effective generally for instruments issued on or after December 7, 1995. If such provision were to apply to the Junior Subordinated Debentures, FBS would be unable to deduct interest on the Junior Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, will be no earlier than the date of appropriate Congressional action. The proposal was not enacted in the recently concluded session of Congress. However, there can be no assurance that future legislative proposals will not affect the ability of FBS to deduct interest on the Junior Subordinated Debentures. Such a change could give rise to a Tax Event, which may permit FBS to cause a redemption of the Capital Securities. See "Description of the New Securities--Description of Capital Securities--Redemption" and "Description of Junior Subordinated Debentures--Tax Event Prepayment."

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

                             ERISA CONSIDERATIONS

GENERAL

  A fiduciary of an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider fiduciary standards under ERISA in the context of the particular circumstances of such plan before authorizing an investment in the Capital Securities or the Exchange Capital Securities. Such fiduciary should consider whether the investment satisfies ERISA's diversification and prudence requirements, whether the investment constitutes unauthorized delegation of fiduciary authority and whether the investment is in accordance with the documents and instruments governing the plan. In addition, ERISA and the Code prohibit a wide range of transactions ("Prohibited Transactions") involving the assets of a plan subject to ERISA or the assets of an individual retirement account or plan subject to Section 4975 of the Code (hereinafter an "ERISA Plan") and persons who have certain specified relationships to the ERISA Plan ("parties in interest," within the meaning of ERISA, and "disqualified persons," within the meaning of the Code). Such transactions may require "correction" and may cause the ERISA Plan fiduciary to incur certain liabilities and the parties in interest or disqualified persons to be subject to excise taxes.

  The acquisition of any Capital Security by any person who is using for such acquisition the assets of an ERISA Plan shall constitute a representation by such person to FBS that (i) if FBS is a "party in interest" or a "disqualified person" with respect to such ERISA Plan, then such security is being acquired pursuant to an exemption from the Prohibited Transaction rules under ERISA and the Code, and (ii) FBS is not a "fiduciary," within the meaning of Section 3(21) of ERISA and the regulations thereunder, with respect to such person's interest in the Capital Securities or the Junior Subordinated Debentures.

  Governmental plans and certain church plans (each as defined under ERISA) are not subject to the Prohibited Transaction rules. Such plans may, however, be subject to federal, state or local laws or regulations which may affect their investment in the Capital Securities. Any fiduciary of such a governmental or church plan considering an investment in the Capital Securities should determine the need for, and the availability, if necessary, of any exemptive relief under such laws or regulations.

  THE DISCUSSION HEREIN OF ERISA IS GENERAL IN NATURE AND IS NOT INTENDED TO BE ALL INCLUSIVE. ANY FIDUCIARY OF AN ERISA PLAN, GOVERNMENTAL PLAN OR CHURCH PLAN CONSIDERING AN INVESTMENT IN THE CAPITAL SECURITIES SHOULD CONSULT WITH ITS LEGAL ADVISORS REGARDING THE CONSEQUENCES OF SUCH INVESTMENT.

PROHIBITED TRANSACTIONS

  FBS may be a party in interest or a disqualified person with respect to an ERISA Plan investing in the Capital Securities, and, therefore, such investments by an ERISA Plan may give rise to a Prohibited Transaction. Consequently, before investing in the Capital Securities, any person who is, or who in acquiring such Capital Securities is using the assets of, an ERISA Plan should determine that either a statutory or an administrative exemption from the Prohibited Transaction rules discussed below or otherwise available is applicable to such person's investment in the Capital Securities, or that its investment in such securities will not result in a Prohibited Transaction.

  Certain statutory or administrative exemptions from the Prohibited Transaction rules under ERISA and the Code may be available to an ERISA Plan which is investing in the Capital Securities. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTE") 90-1, regarding investments by insurance company pooled separate accounts; PTE 91-38, regarding investments by bank collective investment funds; PTE 84-14, regarding transactions effected by qualified professional asset managers; PTE 96-23, regarding transactions effected by in-house asset managers; or PTE 95-60, regarding investments by insurance company general accounts.

TRUST ASSETS AS "PLAN ASSETS"

  The Department of Labor has issued final regulations (the "Regulations") as to what constitutes assets of an employee benefit plan ("plan asset") under ERISA. The Regulations provide that, as a general rule, when an

ERISA Plan acquires an equity interest in an entity and such interest does not represent a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an operating company or that equity participation in the entity by "benefit plan investors" is not "significant." For purposes of the Regulations, the Trust will not be an investment company nor an operating company and the Capital Securities will not constitute a "publicly offered security."

  Under the Regulations, equity participation by benefit plan investors will not be considered "significant" on any date only if, immediately after the most recent acquisition of Capital Securities, the aggregate interest in the Capital Securities held by benefit plan investors will be less than 25% of the value of the Capital Securities. Although it is possible that the equity participation by benefit plan investors on any date will not be "significant" for purposes of the Regulations, such result cannot be assured. Consequently, if ERISA Plans purchase the Capital Securities, the Trust's assets could be deemed to be "plan assets" of such ERISA Plans for purposes of the fiduciary responsibility provisions of ERISA and the Code. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of an ERISA Plan is considered to be a fudiciary of such ERISA Plan. For example, the Property Trustee could therefore become a fiduciary of the ERISA Plans that invest in the Capital Securities and be subject to the general fiduciary requirements of ERISA in exercising its authority with respect to the management of the assets of the Trust. However, the Property Trustee will have only limited discretionary authority with respect to the Trust's assets and the remaining functions and responsibilities performed by the Property Trustee will be for the most part custodial and ministerial in nature. Inasmuch as the Property Trustee or another person with authority or control respecting the management or disposition of the Trust assets may become a fiduciary with respect to the ERISA Plans that will purchase the Capital Securities, there may be an improper delegation by such ERISA Plans of the responsibility to manage plan assets.

  The New Capital Securities may qualify as "publicly offered securities" under the Regulations if at the time of the Exchange Offer they are also "widely held" and "freely transferable." Under the Regulations, a class of securities is "widely held" only if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. Although it is possible that at the time of the Exchange Offer the New Capital Securities will be "widely held," such result cannot be assured. Whether a security is "freely transferable" for purposes of the Regulations is a factual question to be determined on the basis of all relevant facts and circumstances. If at the time of the Exchange Offer the New Capital Securities qualify as "publicly offered securities," the assets of the Trust should not be "plan assets" as of such time. If at the time of the Exchange Offer the New Capital Securities do not qualify as "publicly offered securities," the "plan asset" considerations discussed in the immediately preceding paragraph in connection with the Capital Securities could also be applicable in connection with the investment by ERISA Plans in the New Capital Securities.

                             PLAN OF DISTRIBUTION

  Each broker-dealer that receives New Capital Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities if such Old Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 90 days after the Expiration Date (subject to extension under certain limited circumstances described herein) or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "The Exchange Offer--Resales of New Capital Securities." Neither FBS nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. New Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities. Any broker-dealer that resells New Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                        VALIDITY OF THE NEW SECURITIES

  Certain matters of Delaware law relating to the validity of the New Capital Securities, the enforceability of the Trust Agreement and the formation of the Trust will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware Counsel to FBS and the Trust. The validity of the New Guarantee and the New Junior Subordinated Debentures will be passed upon for FBS by Dorsey & Whitney LLP, Minneapolis, Minnesota. Certain matters relating to United States federal income tax considerations will be passed upon for FBS by Davis Polk & Wardwell, New York, New York.

                                    EXPERTS

  The consolidated financial statements of FBS appearing in FBS's Annual Report on Form 10-K for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

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